Exhibit 15.1
October 21, 2020

The Board of Directors and Shareholders of Lowe’s Companies, Inc.

Lowe’s Companies, Inc.
1000 Lowes Boulevard
Mooresville, North Carolina 28117

We are aware that our reports dated May 28, 2020, and August 26, 2020, on our review of interim financial information of Lowe’s Companies, Inc. appearing in Lowe’s Companies, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended May 1, 2020 and July 31, 2020, respectively, are incorporated by reference in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina